Exhibit 99
                                                                      ----------
                              FOR IMMEDIATE RELEASE

                Exigent International Appoints Larry W. Whitfield
                     President of Software Technology, Inc.

     MELBOURNE, FL, November 12, 1999 - Exigent International, Inc. (NASDAQ SmallCap Market(R): XGNT; Chicago Stock Exchange:XNT) announced today that Larry
W. Whitfield will take over President of its subsidiary Software Technology, Inc. (STI).

     Mr. Whitfield is an experienced senior executive with a highly successful track record. He brings 25 years of marketing and operations expertise to STI. He has held executive positions at Lockheed, Tektronix and Harris Corporation. During the last three years at Harris Corporation, he served as Vice President for the Government Communications division, a $200 million business segment. While at Lockheed Martin, he formed commercial joint ventures including Lockheed-Khrunichev-Energia, a joint partner company for marketing the Russian built Proton launch vehicle, Qualcast, a Northern Europe and Middle East based Direct Broadcast Satellite System, and Astrolink, a worldwide broadband communications network.

     Prior to his work at Harris Corporation, Mr. Whitfield held various program management positions at Lockheed and Tektronix, serving in Air Force, NASA, Navy, and Army programs. Mr. Whitfield holds a BS degree from a California State University and is a Santa Clara University MBA candidate. He is a graduate of Stanford University's Effective Management of Production Operations, Lockheed's Leadership Institute, Lockheed-Martin's Strategic Leadership Program and Wharton's Executive Development Program.

     B.R. "Bernie" Smedley, Exigent's Chairman and CEO, said, "I am very pleased that Larry has accepted this challenging new assignment, in which he will provide strong marketing and operations leadership for STI. The company's growth in the government sector and our increasing complexity, together with our plans for future expansion, make this an appropriate time to strengthen our corporate management team. Larry's appointment will allow me to focus more attention on our strategies to enhance growth and profitability as well as the implementation of our new IT initiative, while ensuring that STI's historic strength in the space industry and our customer support continues."

     Larry W. Whitfield added, "I am extremely excited about my new role in Exigent. Having reviewed the strategy and technology of the company, I am convinced that they have the potential to become a very powerful force in the telecommunications industry. I look forward to working with the existing management team, and am confident that my experience will greatly aid the development of its businesses going forward."

pr_ex117------------------------------

Exigent International, Inc. (www.xgnt.com) is a publicly traded holding company, formed in 1996 to capitalize on emerging high-technology opportunities. World headquarters are in Melbourne, Florida, USA. Other Exigent sites include Washington, D.C., Alexandria and Chantilly VA, Gaithersburg and La Plata MD, Stennis Space Center MS, Denver and Colorado Springs CO, and Mesa AZ

Exigent's operating subsidiaries are:

Software Technology, Inc.(STI), specializing in command and control solutions. STI's flagship software product OS/COMET(R) controls satellite constellations including the IRIDIUM(R) global communication system (which now has more than 70 satellites aloft) and the NAVSTAR Global Positioning System (GPS). These are the two largest in the world.

Since 1978, STI has enjoyed long-standing relationships with such corporate clients as Motorola, Lockheed-Martin, Loral, GE Astrospace, and Harris Corporation, and with government agencies that include NASA, the USAF, and the U.S. Navy's Naval Research Laboratory (NRL) (see www.sticomet.com).

Fototag, Inc., developer of the FotoTag(R) system. This innovative unit develops advanced systems that track location and movement of people, baggage, and products (see www.fototag.com).

Middleware Solutions, Inc. (M/Ware), developer of the InterPlay(TM) Active Messaging System (see www.mware.com).

For financial information and investor relations, contact Exigent's CFO, Jeffery Weinress (weinress@xgnt.com). For general information, contact our Vice President of Marketing, Dennis Lunder (lunder@xgnt.com), or use one of these numbers: 407/952-7550, 888/952-XGNT, 407/676-4510 (Fax)

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

In accordance with the safe harbor provisions of the Private Securities Litigation reform Act of 1995, the Company notes that statements in this press release, and elsewhere, that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others that are discussed in company filings with the Securities and Exchange Commission, could cause actual results to differ materially from those set forth in the forward-looking statements:

    a) certain space-based projects may never receive project financing;
    b) our products may not be accepted by the market;
    c) we may have difficulty in hiring and retaining key personnel; and
    d) quarterly fluctuations in operating results may be caused by i) increased competition in the aerospace defense industry due to the overall trend toward industry consolidation; ii) the introduction and market acceptance of new technologies and standards, including command and control solutions; iii) variations in sales channels, product costs, or mix of products sold; iv) the timing of orders; and v) changes in general economic conditions and specific economic conditions in the aerospace defense industry.

Notices

OS/COMET and FotoTag are registered trademarks and InterPlay Active Messaging System is a trademark of Exigent International, Inc. All other trademarks are the property.